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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Dividend Capital Total Realty Trust Inc.:

        We consent to the use of our report dated May 20, 2005, with respect to the consolidated balance sheet of Dividend Capital Total Realty Trust Inc. as of May 4, 2005, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                      /s/  KPMG LLP

Denver, Colorado
December 16, 2005

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Consent of Independent Registered Public Accounting Firm